Exhibit 99.1

Contact:

Frank A. Cavallaro, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-306-8933

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS STRONG FOURTH QUARTER RESULTS, AS

NET INTEREST MARGIN CONTINUES TO EXPAND

Bedminster, N.J. – January 26, 2023 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the “Company”) announces its fourth quarter 2022 results.

This earnings release should be read in conjunction with the Company’s Q4 2022 Investor Update, a copy of which is available on our website at www.pgbank.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.

The Company recorded total revenue of $64.85 million, net income of $20.58 million and diluted earnings per share (“EPS”) of $1.12 for the quarter ended December 31, 2022, compared to revenue of $56.17 million, net income of $14.86 million and diluted EPS of $0.78 for the three months ended December 31, 2021.

The Company’s return on average assets, return on average equity, and return on average tangible equity totaled 1.33%, 15.73% and 17.30%, respectively, for the December 2022 quarter, reflecting significant increases from the December 2021 quarterly levels.

The December 2022 quarter results were driven by continued improvement in net interest income and net interest margin, which improved $10.8 million and 66 basis points, when compared to the December 2021 quarter (and $2.5 million and 14 basis points when compared to the September 2022 quarter). This increase was partially offset by a decline in noninterest income, principally wealth management fee income and capital markets activity fee income, due to volatility in the markets.

Douglas L. Kennedy, President and CEO said, “Our fourth quarter results represent a fitting end to a tremendous year for our Company. The consistent improvement of net interest income throughout the year reflects the asset sensitivity of our loan portfolio, as loans continued to reprice upward in the rising rate environment. For the 2022 fiscal year, net income grew 31% and earnings per share improved by 37%. I am extremely pleased with our financial performance and look forward to the year ahead as every member of our team continues to focus on delivering the highest levels of client service and enhancing our differentiated model."

The December 2022 quarter included the following items: 1) $28,000 positive fair value adjustment on an equity security held for CRA investment purposes; 2) $275,000 gain on sale of a property; 3) $25,000 income from life insurance proceeds; 4) $200,000 expense related to accelerated restricted stock vesting related to one employee; and 5) $563,000 income tax expense (net of Federal benefit) related to the first nine months of 2022 brought about by a recent New York City nexus determination change. These items increased total revenue by $328,000, reduced net income by $469,000 and EPS by $0.03, for the December 2022 quarter.

The following are select highlights:

Peapack Private Wealth Management:

•
AUM/AUA in our Peapack Private Wealth Management Division totaled $10 billion at December 31, 2022.
•
Gross new business inflows for Q4 2022 totaled $295 million ($236 million managed).
•
For the year ended December 31, 2022 gross new business inflows totaled $1 billion ($741 million managed).

•
Wealth Management fee income of $13.0 million for Q4 2022 comprised 20% of total revenue for the quarter.

Commercial Banking and Balance Sheet Management:

•
The net interest margin ("NIM") improved by 14 basis points in Q4 2022 compared to Q3 2022 and improved 66 basis points when compared to Q4 2021.
•
Noninterest-bearing demand deposits comprised 24% of total deposits as of December 31, 2022.
•
Core deposits (which includes noninterest-bearing demand and interest-bearing demand, savings and money market accounts) totaled 92% of total deposits at December 31, 2022.
•
Total loans were $5.30 billion at December 31, 2022 reflecting growth of $112 million (2.2% linked quarter or 8.7% annualized) when compared to $5.19 billion at September 30, 2022, and growth of $457 million (9.4%) when compared to $4.84 billion at December 31, 2021.
•
Commercial & industrial lending (“C&I”) loan/lease balances comprised 42% of the total loan portfolio at December 31, 2022.
•
Fee income on unused commercial lines of credit totaled $732,000 for Q4 2022.

Capital Management:

•
Repurchased 140,700 shares of Company stock for a total cost of $5.2 million during Q4 2022. (930,977 shares of Company stock for a total cost of $32.7 million were repurchased during 2022).
•
At December 31, 2022, Regulatory Tier 1 Leverage Ratio stood at 10.9% for Peapack-Gladstone Bank (the "Bank") and 8.9% for the Company; and Regulatory Common Equity Tier 1 Ratio (to Risk-Weighted Assets) stood at 13.5% for the Bank and 11.0% for the Company. These ratios are significantly above well capitalized standards, as capital has benefitted from strong net income generation.

SUMMARY INCOME STATEMENT DETAILS:

The following tables summarize specified financial details for the periods shown.

December 2022 Year Compared to Prior Year

	Year Ended	Year Ended
	December 31,	December 31,	Increase/
(Dollars in millions, except per share data)	2022	2021	(Decrease)
Net interest income	$176.08	$138.06	$38.02	28%
Wealth management fee income (A)	54.65	52.99	1.66	3
Capital markets activity (B)	9.25	10.62	(1.37)	(13)
Other income (C)	2.52	8.64	(6.12)	(71)
Total other income	66.42	72.25	(5.83)	(8)
Operating expenses (A) (D)	133.80	126.17	7.63	6
Pretax income before provision for credit losses	108.70	84.14	24.56	29
Provision for credit losses	6.35	6.48	(0.13)	(2)
Pretax income	102.35	77.66	24.69	32
Income tax expense/(benefit) (E)	28.10	21.04	7.06	34
Net income	$74.25	$56.62	$17.63	31%
Diluted EPS	$4.00	$2.93	$1.07	37%

Total Revenue (F)	$242.50	$210.31	$32.19	15%

Return on average assets	1.20%	0.94%	0.26
Return on average equity	14.02%	10.56%	3.46

(A) The twelve months ended December 31, 2022 included twelve months of wealth management fee income and expense related to the July 2021 acquisition of Princeton Portfolio Strategies Group, while the twelve months ended December 31, 2021 included six months.

(B) Capital markets activity includes fee income from loan level back-to-back swaps, the Small Business Association ("SBA") lending and sale program, corporate advisory and mortgage banking activities.

(C) Other income for the twelve months ended December 31, 2022 included a $6.6 million loss on sale of securities associated with a balance sheet repositioning executed in the first quarter of 2022, gain on sale of property of $275,000, income from life insurance proceeds of $25,000 and a $1.7 million negative fair value adjustment on a CRA equity security. The December 2021 twelve months included a cost of $842,000 related to the termination of interest rate swaps; a $1.1 million gain on sale of Paycheck Protection Program ("PPP") loans; $722,000 of fee income related to the referral of PPP loans to a third party; $455,000 of additional Bank Owned Life Insurance ("BOLI") income related to the receipt of life insurance proceeds; and a $432,000 negative fair value adjustment on a CRA equity security.

(D) The years ended December 2022 and 2021 each included $1.5 million of severance expense related to certain staff reorganizations within several areas of the Bank. The year ended December 31, 2021 also included $648,000 of expense related to the redemption of subordinated debt; and $2.2 million related to a swap valuation allowance.

(E) The year ended December 31, 2022 included $750,000 of income tax expense (net of Federal benefit) related to recent approval of legislation that changed the nexus standard for New York City business tax.

(F) Total revenue equals the sum of net interest income plus total other income.

December 2022 Quarter Compared to Prior Year Quarter

	Three Months Ended	Three Months Ended
	December 31,	December 31,	Increase/
(Dollars in millions, except per share data)	2022	2021	(Decrease)
Net interest income	$48.04	$37.21	$10.83	29%
Wealth management fee income	12.98	13.96	(0.98)	(7)
Capital markets activity (A)	0.95	3.52	(2.57)	(73)
Other income (B)	2.88	1.48	1.40	95
Total other income	16.81	18.96	(2.15)	(11)
Operating expenses (C)	33.41	31.70	1.71	5
Pretax income before provision for credit losses	31.44	24.47	6.97	28
Provision for credit losses	1.93	3.75	(1.82)	(49)
Pretax income	29.51	20.72	8.79	42
Income tax expense (D)	8.93	5.86	3.07	52
Net income	$20.58	$14.86	$5.72	38%
Diluted EPS	$1.12	$0.78	$0.34	44%

Total Revenue (E)	$64.85	$56.17	$8.68	15%

Return on average assets annualized	1.33%	0.96%	0.37
Return on average equity annualized	15.73%	10.94%	4.79

(A) Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.

(B) Other income for the December 2022 quarter included a gain on sale of property of $275,000 and income from life insurance proceeds of $25,000. Other income for the December 2022 and 2021 quarters included a fair value adjustment on a CRA equity security of positive $28,000 and negative $139,000, respectively.

(C) The December 2022 quarter included $200,000 of expense related to accelerated vesting of restricted stock related to one employee. The December 2021 quarter included $893,000 of expense related to a swap valuation allowance.

(D) The three months ended December 31, 2022 included $750,000 of income tax expense (net of Federal benefit) related to the recent approval of legislation that changed the nexus standard for New York City business tax. ($563,000 of that amount related to the first nine months of 2022).

(E) Total revenue equals the sum of net interest income plus total other income.

December 2022 Quarter Compared to Linked Quarter

	Three Months Ended	Three Months Ended
	December 31,	September 30,	Increase/
(Dollars in millions, except per share data)	2022	2022	(Decrease)
Net interest income	$48.04	$45.53	$2.51	6%
Wealth management fee income	12.98	12.94	0.04	0
Capital markets activity (A)	0.95	0.78	0.17	22
Other income (B)	2.88	2.66	0.22	8
Total other income	16.81	16.38	0.43	3
Operating expenses (C)	33.41	33.56	(0.15)	(0)
Pretax income before provision for credit losses	31.44	28.35	3.09	11
Provision for credit losses	1.93	0.60	1.33	222
Pretax income	29.51	27.75	1.76	6
Income tax expense (D)	8.93	7.62	1.31	17
Net income	$20.58	$20.13	$0.45	2%
Diluted EPS	$1.12	$1.09	$0.03	3%

Total Revenue (E)	$64.85	$61.91	$2.94	5%

Return on average assets annualized	1.33%	1.30%	0.03
Return on average equity annualized	15.73%	15.21%	0.52

(A) Capital markets activity includes fee income from loan level back-to-back swaps, the SBA lending and sale program, corporate advisory and mortgage banking activities.

(B) Other income for the December 2022 quarter included gain on sale of property of $275,000 and income from life insurance proceeds of $25,000. Other income for the December 2022 and September 2022 quarters included a fair value adjustment on a CRA equity security of positive $28,000 and negative $571,000, respectively.

(C) The December 2022 quarter included $200,000 of expense related to accelerated vesting of restricted stock related to one employee.

(D) The three months ended December 31, 2022 included $750,000 of income tax expense (net of Federal benefit) related to the recent approval of legislation that changed the nexus standard for New York City business tax. ($563,000 of that amount related to the first nine months of 2022).

(E) Total revenue equals the sum of net interest income plus total other income.

SUPPLEMENTAL QUARTERLY DETAILS:

Peapack Private Wealth Management

AUM/AUA in the Bank’s Peapack Private Wealth Management (“PPWM”) Division totaled $10 billion at December 31, 2022. For the December 2022 quarter, PPWM generated $12.98 million in fee income, compared to $12.94 million for the September 30, 2022 quarter and $13.96 million for the December 2021 quarter. The equity market generally improved during Q4 2022, while on a full year basis for 2022, the equity market declined nearly 20%.

John Babcock, President of Peapack Private Wealth Management noted, “Notwithstanding broad market forces that have negatively impacted both the equity and bond markets in 2022, and with economic challenges ahead, our business remains sound and we continue to attract new clients as well as additional funds from existing relationships. In Q4 2022, total new accounts and client additions totaled $295 million ($236 million managed), which brings our 2022 total to $1 billion ($741 million managed). As we enter 2023, our new business pipeline is healthy and we remain focused on delivering excellent service and advice to our clients as well as continuing to integrate and advance our internal operating and technology infrastructure. Our highly skilled professionals, our fiduciary powers and expertise, our financial planning capabilities and our high-touch client service model distinguishes PPWM in our market and are the drivers behind our continued growth and success.”

Loans / Commercial Banking

Total loans were $5.30 billion at December 31, 2022, reflecting growth of $112 million (2.2% linked quarter or 8.7% annualized) when compared to $5.19 billion at September 30, 2022, and growth of $457 million (9.4%) when compared to $4.84 billion at December 31, 2021.

Total C&I loans and leases at December 31, 2022 were $2.21 billion or 42% of the total loan portfolio.

Mr. Kennedy noted, “Our loan growth has historically been strong, however, given economic uncertainty and rising interest rates, we believe loan demand will subside somewhat as we look ahead to 2023. Further, we have tightened our initial underwriting given the higher rate environment and in anticipation of a potential economic downturn. Given that, we believe we will achieve modest loan growth in 2023, resulting in mid-single digit loan growth for the coming year.”

Mr. Kennedy also noted, “We are proud to have built a leading middle market commercial banking franchise, as evidenced by our C&I Portfolio, Treasury Management services, and Corporate Advisory and SBA businesses. Additionally, we are encouraged by the expansion into the Life Insurance Premium Finance business and believe it will prove to be a safe and profitable business line that aligns with the Company's strategy.”

Net Interest Income (NII)/Net Interest Margin (NIM)

The Company’s NII of $48.0 million and NIM of 3.12% for Q4 2022 increased $2.5 million and 14 basis points from NII of $45.5 million and NIM of 2.98%, for the linked quarter (Q3 2022) and increased $10.8 million and 66 basis points from NII of $37.2 million and NIM of 2.46% for the prior year quarter (Q4 2021). When comparing Q4 2022 to Q4 2021, the Bank benefitted from the increases in LIBOR and the Prime rate during 2022. Additionally, the Bank grew its loan portfolio at rates/spreads beneficial to NIM, while reducing lower-yielding liquidity.

Funding / Liquidity / Interest Rate Risk Management

The Company actively manages its deposit base to reduce reliance on wholesale funding, volatility, and/or operational risk. Total deposits decreased $61 million to $5.21 billion at December 31, 2022 from $5.27 billion at December 31, 2021. The deposit outflows for the quarter and year included large relationships strategically utilizing their funds, including investing into our Wealth Management business, acquisitions, further investing in their business, and purchasing real estate and other investments. As noted previously, during the third quarter of 2022, the Company successfully migrated $287 million of interest-bearing checking into noninterest-bearing demand deposits.

Mr. Kennedy noted, “92% of our deposits are demand, savings, or money market accounts, and our noninterest bearing deposits comprise 24% of our total deposits; both metrics reflect the core nature of our deposit base.”

At December 31, 2022, the Company’s balance sheet liquidity (investments available for sale, interest-earning deposits and cash) totaled $788.4 million (or 12% of assets).

The Company maintains backup liquidity of approximately $1.5 billion of secured available funding with the Federal Home Loan Bank and $1.8 billion of secured funding from the Federal Reserve Discount Window. The available funding from the Federal Home Loan Bank and the Federal Reserve are secured by the Company’s loan and investment portfolios.

Income from Capital Markets Activities

Noninterest income from Capital Markets activities (detailed below) totaled $950,000 for the December 2022 quarter compared to $784,000 for the September 2022 quarter and $3.52 million for the December 2021 quarter. The December 2021 quarter results were driven by $2.18 million in Corporate Advisory income.

	Year Ended	Year Ended
	December 31,	December 31,
(Dollars in thousands, except per share data)	2022	2021
Gain on loans held for sale at fair value (Mortgage banking)	$483	$2,194
Fee income related to loan level, back-to-back swaps	293	—
Gain on sale of SBA loans	6,765	4,939
Corporate advisory fee income	1,704	3,483
Total capital markets activity	$9,245	$10,616

	Three Months Ended	Three Months Ended	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2021
Gain on loans held for sale at fair value (Mortgage banking)	$25	$60	$352
Fee income related to loan level, back-to-back swaps	293	—	—
Gain on sale of SBA loans	624	622	989
Corporate advisory fee income	8	102	2,180
Total capital markets activity	$950	$784	$3,521

Other Noninterest Income (other than Wealth Management fee income and Income from Capital Markets Activities)

Other noninterest income was $2.88 million for Q4 2022 compared to $2.66 million for Q3 2022 and $1.48 million for Q4 2021. Q4 2022 included $732,000 of unused line fees compared to $818,000 for Q3 2022 and $179,000 for Q4 2021. Q4 2022 included a gain on sale of property of $275,000. Additionally, Q4 2022 included $294,000 of income recorded by the Equipment Finance Division related to equipment transfers to lessees while Q3 2022 included $547,000 of such income.

Operating Expenses

The Company’s total operating expenses were $33.41 million for the quarter ended December 31, 2022, compared to $33.56 million for the September 2022 quarter and $31.70 million for the December 2021 quarter. The 2022 quarters included increased costs related to employee health insurance and corporate insurance, as well as normal annual merit increases and year-end bonuses. The December 2021 quarter included $893,000 related to a swap valuation allowance.

Mr. Kennedy noted, “While we continue to manage expenses closely and prudently, we have and will continue to invest in our existing team as the market demands in order to retain the talent we have acquired. We will also grow and expand our core wealth management and commercial banking businesses, including strategic hires and lift-outs, and invest in digital and other enhancements to further enhance the client experience.”

Income Taxes

The effective tax rate for the three months ended December 31, 2022 was 30.26%, as compared to 27.47% for the September 2022 quarter and 28.31% for the quarter ended December 31, 2021. The three months ended December 31, 2022 includes $750,000 of income tax expense (net of Federal benefit) related to the recent approval of legislation that changed the nexus standard for New York City business tax. ($563,000 of that amount related to the first nine months of 2022).

Asset Quality / Provision for Credit Losses

Nonperforming assets (which does not include troubled debt restructured loans that are performing in accordance with their terms) were $19.1 million, or 0.30% of total assets at December 31, 2022. Loans past due 30 to 89 days and still accruing were $7.6 million, which included a $4.5 million outstanding loan to US governmental entities.

Criticized and classified loans totaled $107.8 million at December 31, 2022, reflecting declines from both December 31, 2021 and September 30, 2022 levels. The Company currently has no loans or leases on deferral and accruing.

On January 1, 2022, the Company implemented Current Expected Credit Losses (“CECL”) methodology for calculating the Company’s Allowance for Credit Losses (“ACL”). The day one CECL adjustment totaled $5.5 million which resulted in a reduction to the December 31, 2021 ACL, and benefit to Capital, net of tax effect.

For the quarter ended December 31, 2022, the Company’s provision for credit losses was $1.9 million compared to $599,000 for the September 2022 quarter and $3.8 million for the December 2021 quarter. The provision for credit losses in the December 2022 quarter was driven principally by loan growth.

At December 31, 2022, the ACL was $60.83 million (1.15% of total loans), compared to $59.68 million (1.15% of loans) at September 30, 2022. The ALLL at December 31, 2021 (before adoption of CECL) was $61.70 million (1.27% of loans).

Capital

The Company’s capital position during the December 2022 quarter was benefitted by net income of $20.58 million which was partially offset by the repurchase of 140,700 shares through the Company’s stock repurchase program at a total cost of $5.2 million and the quarterly dividend of $896,000.

Mr. Kennedy noted, “Our tangible book value per share improved during Q4 2022 to $27.26 at December 31, 2022 from $26.10 at September 30, 2022.”

The Company’s and Bank’s regulatory capital ratios as of December 31, 2022 remain strong, and generally reflect increases from September 30, 2022 and December 31, 2021 levels. Where applicable, such ratios remain well above regulatory well capitalized standards.

The Company employs quarterly capital stress testing – adverse case and severely adverse case. In the most recent completed stress test (as of September 30, 2022), under the severely adverse case, and no growth scenario, the Bank remains well capitalized over a two-year stress period. With an additional stress overlay (impacting the industries most affected by the Pandemic more severely), the Bank still remains well capitalized over the two-year stress period.

On January 26, 2023, the Company declared a cash dividend of $0.05 per share payable on February 23, 2023 to shareholders of record on February 9, 2023.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $6.4 billion and assets under management/administration of $10 billion as of December 31, 2022. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative wealth management, commercial and retail solutions, including residential lending and online platforms, to businesses and consumers. Peapack Private, the bank’s wealth management division, offers comprehensive financial, tax, fiduciary and investment advice and solutions to individuals, families, privately-held businesses, family offices and not-for-profit organizations, which help them to establish, maintain and expand their legacy. Together, Peapack-Gladstone Bank and Peapack Private offer an unparalleled commitment to client service. Visit www.pgbank.com and www.peapackprivate.com for more information.

The foregoing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•
our ability to successfully grow our business and implement our strategic plan, including our ability to generate revenues to offset the increased personnel and other costs related to the strategic plan;

•
the impact of anticipated higher operating expenses in 2023 and beyond;
•
our ability to successfully integrate wealth management firm acquisitions;
•
our ability to manage our growth;
•
our ability to successfully integrate our expanded employee base;
•
an unexpected decline in the economy, in particular in our New Jersey and New York market areas, including potential recessionary conditions;
•
declines in our net interest margin caused by the interest rate environment and/or our highly competitive market;
•
declines in the value in our investment portfolio;
•
impact from a pandemic event on our business, operations, customers, allowance for credit losses and capital levels;
•
the continuing impact of the COVID-19 pandemic on our business and results of operation;
•
higher than expected increases in our allowance for credit losses;
•
higher than expected increases in loan and lease losses or in the level of delinquent, nonperforming, classified and criticized loans;
•
inflation and changes in interest rates, which may adversely impact or margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and lead to higher operating costs;
•
decline in real estate values within our market areas;
•
legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs;
•
successful cyberattacks against our IT infrastructure and that of our IT and third-party providers;
•
higher than expected FDIC insurance premiums;
•
adverse weather conditions;
•
the current or anticipated impact of military conflict, terrorism or other geopolitical events;
•
our inability to successfully generate new business in new geographic markets;
•
a reduction in our lower-cost funding sources;
•
our inability to adapt to technological changes;
•
claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters;
•
our inability to retain key employees;
•
demands for loans and deposits in our market areas;
•
adverse changes in securities markets;
•
changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
•
changes in accounting policies and practices; and
•
other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2021. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except share data)

(Unaudited)

	For the Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2022	2022	2022	2022	2021
Income Statement Data:
Interest income	$64,202	$55,013	$48,520	$44,140	$42,075
Interest expense	16,162	9,488	5,627	4,518	4,863
Net interest income	48,040	45,525	42,893	39,622	37,212
Wealth management fee income	12,983	12,943	13,891	14,834	13,962
Service charges and fees	1,150	1,060	1,063	952	996
Bank owned life insurance	321	299	310	313	308
Gain on loans held for sale at fair value (Mortgage banking) (A)	25	60	151	247	352
Gain/(loss) on loans held for sale at lower of cost or fair value	—	—	—	—	(265)
Fee income related to loan level, back-to-back swaps (A)	293	—	—	—	—
Gain on sale of SBA loans (A)	624	622	2,675	2,844	989
Corporate advisory fee income (A)	8	102	33	1,561	2,180
Other income	1,380	1,868	860	1,254	581
Loss on securities sale, net (B)	—	—	—	(6,609)	—
Fair value adjustment for CRA equity security	28	(571)	(475)	(682)	(139)
Total other income	16,812	16,383	18,508	14,714	18,964
Salaries and employee benefits (C)	22,489	22,656	21,882	22,449	20,105
Premises and equipment	4,898	4,534	4,640	4,647	4,519
FDIC insurance expense	455	510	503	471	402
Swap valuation allowance	—	—	—	673	893
Other expenses	5,570	5,860	5,634	5,929	5,785
Total operating expenses	33,412	33,560	32,659	34,169	31,704
Pretax income before provision for credit losses	31,440	28,348	28,742	20,167	24,472
Provision for credit losses (D)	1,930	599	1,449	2,375	3,750
Income before income taxes	29,510	27,749	27,293	17,792	20,722
Income tax expense (E)	8,931	7,623	7,193	4,351	5,867
Net income	$20,579	$20,126	$20,100	$13,441	$14,855

Total revenue (F)	$64,852	$61,908	$61,401	$54,336	$56,176
Per Common Share Data:
Earnings per share (basic)	$1.15	$1.11	$1.10	$0.73	$0.80
Earnings per share (diluted)	1.12	1.09	1.08	0.71	0.78
Weighted average number of common shares outstanding:
Basic	17,915,058	18,072,385	18,325,605	18,339,013	18,483,268
Diluted	18,382,193	18,420,661	18,637,340	18,946,683	19,070,594
Performance Ratios:
Return on average assets annualized (ROAA)	1.33%	1.30%	1.30%	0.87%	0.96%
Return on average equity annualized (ROAE)	15.73%	15.21%	15.43%	9.88%	10.94%
Return on average tangible common equity annualized (ROATCE) (G)	17.30%	16.73%	17.00%	10.85%	12.03%
Net interest margin (tax-equivalent basis)	3.12%	2.98%	2.83%	2.69%	2.46%
GAAP efficiency ratio (H)	51.52%	54.21%	53.19%	62.88%	56.44%
Operating expenses / average assets annualized	2.15%	2.17%	2.11%	2.22%	2.05%

(A) Gain on loans held for sale at fair value (mortgage banking), fee income related to loan level, back-to-back swaps, gain on sale of SBA loans and corporate advisory fee income are all included in “capital markets activity” as referred to within the earnings release.

(B) Loss on sale of securities was a result of a balance sheet repositioning employed in the March 2022 quarter.

(C) The March 2022 quarter included $1.5 million of severance expense related to corporate restructuring.

(D) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(E) The three months ended December 31, 2022 included $750,000 income tax expense (net federal benefit) related to the twelve months of 2022 brought about by a recent New York City nexus determination change which included $563,000 from prior quarters.

(F) Total revenue equals the sum of net interest income plus total other income.

(G) Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation included in these tables.

(H) Calculated as total operating expenses as a percentage of total revenue. For Non-GAAP efficiency ratio, see the Non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands, except share data)

(Unaudited)

	For the Twelve Months Ended
	December 31,		Change
	2022	2021	$	%
Income Statement Data:
Interest income	$211,875	$160,067	$51,808	32%
Interest expense	35,795	22,006	13,789	63%
Net interest income	176,080	138,061	38,019	28%
Wealth management fee income	54,651	52,987	1,664	3%
Service charges and fees	4,225	3,697	528	14%
Bank owned life insurance	1,243	1,696	(453)	-27%
Gain on loans held for sale at fair value (Mortgage banking) (A)	483	2,194	(1,711)	-78%
Gain on loans held for sale at lower of cost or fair value (B)	—	1,142	(1,142)	-100%
Fee income related to loan level, back-to-back swaps (A)	293	—	293	N/A
Gain on sale of SBA loans (A)	6,765	4,939	1,826	37%
Corporate advisory fee income (A)	1,704	3,483	(1,779)	-51%
Loss on swap termination	—	(842)	842	-100%
Other income	5,362	3,379	1,983	59%
Loss on securities sale, net (C)	(6,609)	—	(6,609)	N/A
Fair value adjustment for CRA equity security	(1,700)	(432)	(1,268)	294%
Total other income	66,417	72,243	(5,826)	-8%
Salaries and employee benefits (D)	89,476	81,864	7,612	9%
Premises and equipment	18,719	17,165	1,554	9%
FDIC insurance expense	1,939	2,071	(132)	-6%
Swap valuation allowance	673	2,243	(1,570)	-70%
Other expenses	22,993	22,824	169	1%
Total operating expenses	133,800	126,167	7,633	6%
Pretax income before provision for credit losses	108,697	84,137	24,560	29%
Provision for credit losses (E)	6,353	6,475	(122)	-2%
Income before income taxes	102,344	77,662	24,682	32%
Income tax expense (F)	28,098	21,040	7,058	34%
Net income	$74,246	$56,622	$17,624	31%

Total revenue (G)	$242,497	$210,304	$32,193	15%
Per Common Share Data:
Earnings per share (basic)	$4.09	$3.01	$1.08	36%
Earnings per share (diluted)	4.00	2.93	1.07	37%
Weighted average number of common shares outstanding:
Basic	18,161,605	18,788,679	(627,074)	-3%
Diluted	18,568,098	19,292,602	(724,504)	-4%
Performance Ratios:
Return on average assets (ROAA)	1.20%	0.94%	0.26%	28%
Return on average equity (ROAE)	14.02%	10.56%	3.46%	33%
Return on average tangible common equity (ROATCE) (H)	15.43%	11.56%	3.87%	33%
Net interest margin (tax-equivalent basis)	2.91%	2.38%	0.53%	22%
GAAP efficiency ratio (I)	55.18%	59.99%	(4.81)%	-8%
Operating expenses / average assets	2.16%	2.10%	0.06%	3%

(A) Gain on loans held for sale at fair value (mortgage banking), fee income related to loan level, back-to-back swaps, gain on sale of SBA loans and corporate advisory fee income are all included in “capital markets activity” as referred to within the earnings release.

(B) Includes gain on sale of $57 million of PPP loans completed in the twelve months ended December 31, 2021.

(C) Loss on sale of securities was a result of a balance sheet repositioning employed in the March 2022 quarter.

(D) The twelve months ended December 31, 2022 and 2021 each included $1.5 million of severance expense related to corporate restructuring.

(E) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(F)The twelve months ended December 31, 2022 included $750,000 income tax expense (net federal benefit) brought about by a recent New York City nexus determination.

(G) Total revenue equals the sum of net interest income plus total other income.

(H) Return on average tangible common equity is calculated by dividing tangible common equity by annualized net income. See Non-GAAP financial measures reconciliation included in these tables.

(I) Calculated as total operating expenses as a percentage of total revenue. For Non-GAAP efficiency ratio, see the Non-GAAP financial measures reconciliation included in these tables.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2022	2022	2022	2022	2021
ASSETS
Cash and due from banks	$5,937	$5,066	$6,203	$8,849	$5,929
Federal funds sold	—	—	—	—	—
Interest-earning deposits	184,138	103,214	147,222	105,111	140,875
Total cash and cash equivalents	190,075	108,280	153,425	113,960	146,804
Securities available for sale	554,648	497,880	556,791	601,163	796,753
Securities held to maturity	102,291	103,551	105,048	106,816	108,680
CRA equity security, at fair value	12,985	12,957	13,528	14,003	14,685
FHLB and FRB stock, at cost (A)	30,672	14,986	13,710	18,570	12,950

Residential mortgage	525,756	519,088	512,341	513,289	501,340
Multifamily mortgage	1,863,915	1,856,675	1,876,783	1,850,097	1,595,866
Commercial mortgage	624,625	638,903	657,812	669,899	662,626
Commercial and industrial loans	2,213,762	2,099,917	2,048,474	2,041,720	2,009,252
Consumer loans	38,014	37,412	37,675	35,322	33,687
Home equity lines of credit	34,496	36,375	36,023	38,604	40,803
Other loans	304	259	236	226	238
Total loans	5,300,872	5,188,629	5,169,344	5,149,157	4,843,812
Less: Allowances for credit losses (B)	60,829	59,683	59,022	58,386	61,697
Net loans	5,240,043	5,128,946	5,110,322	5,090,771	4,782,115

Premises and equipment	23,831	23,781	22,804	22,960	23,044
Other real estate owned	116	116	116	—	—
Accrued interest receivable	25,157	17,816	23,468	22,890	21,589
Bank owned life insurance	47,147	47,072	46,944	46,805	46,663
Goodwill and other intangible assets	47,333	47,698	48,082	48,471	48,902
Finance lease right-of-use assets	2,835	3,021	3,209	3,395	3,582
Operating lease right-of-use assets	12,873	13,404	14,192	14,725	9,775
Due from brokers (C)	—	—	—	120,245	—
Other assets (D)	63,587	67,753	39,528	30,890	62,451
TOTAL ASSETS	$6,353,593	$6,087,261	$6,151,167	$6,255,664	$6,077,993

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$1,246,066	$1,317,954	$1,043,225	$1,023,208	$956,482
Interest-bearing demand deposits	2,143,611	2,149,629	2,456,988	2,362,987	2,287,894
Savings	157,338	166,821	168,441	162,116	154,914
Money market accounts	1,228,234	1,178,112	1,217,516	1,304,017	1,307,051
Certificates of deposit – Retail	318,573	345,047	375,387	384,909	409,608
Certificates of deposit – Listing Service	25,358	30,647	31,348	31,348	31,382
Subtotal “customer” deposits	5,119,180	5,188,210	5,292,905	5,268,585	5,147,331
IB Demand – Brokered	60,000	85,000	85,000	85,000	85,000
Certificates of deposit – Brokered	25,984	25,974	25,963	33,831	33,818
Total deposits	5,205,164	5,299,184	5,403,868	5,387,416	5,266,149
Short-term borrowings	379,530	32,369	—	122,085	—
Finance lease liability	4,696	5,003	5,305	5,573	5,820
Operating lease liability	13,704	14,101	14,756	15,155	10,111
Subordinated debt, net	132,987	132,916	132,844	132,772	132,701
Other liabilities (D)	84,532	88,174	74,070	69,237	116,824
TOTAL LIABILITIES	5,820,613	5,571,747	5,630,843	5,732,238	5,531,605
Shareholders’ equity	532,980	515,514	520,324	523,426	546,388
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$6,353,593	$6,087,261	$6,151,167	$6,255,664	$6,077,993
Assets under management and / or administration at Peapack-Gladstone Bank’s Private Wealth Management Division (market value, not included above-dollars in billions)	$9.9	$9.3	$9.5	$10.7	$11.1

(A) FHLB means "Federal Home Loan Bank" and FRB means "Federal Reserve Bank."

(B) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology.

(C) Includes $120 million due from FHLB related to securities sales at March 31, 2022. The $120 million received on April 1, 2022, was used to reduce short term borrowings.

(D) The change in other assets and other liabilities was primarily due to the change in the fair value of our back-to-back swap program.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2022	2022	2022	2022	2021
Asset Quality:
Loans past due over 90 days and still accruing	$—	$—	$—	$—	$—
Nonaccrual loans	18,974	15,724	15,078	15,884	15,573
Other real estate owned	116	116	116	—	—
Total nonperforming assets	$19,090	$15,840	$15,194	$15,884	$15,573

Nonperforming loans to total loans	0.36%	0.30%	0.29%	0.31%	0.32%
Nonperforming assets to total assets	0.30%	0.26%	0.25%	0.25%	0.26%

Performing TDRs (A)(B)	$965	$2,761	$2,272	$2,375	$2,479

Loans past due 30 through 89 days and still accruing (C)	$7,592	$7,248	$3,126	$606	$8,606

Loans subject to special mention	$64,842	$82,107	$98,787	$110,252	$116,490

Classified loans	$42,985	$27,507	$27,167	$47,386	$50,702

Impaired loans	$16,486	$13,047	$13,227	$16,147	$18,052

Allowance for credit losses ("ACL"):
Beginning of quarter	$59,683	$59,022	$58,386	$61,697	$65,133
Day one CECL adjustment	—	—	—	(5,536)	—
Provision for credit losses (D)	2,103	665	646	2,489	3,750
(Charge-offs)/recoveries, net (E)	(957)	(4)	(10)	(264)	(7,186)
End of quarter	$60,829	$59,683	$59,022	$58,386	$61,697

ACL to nonperforming loans	320.59%	379.57%	391.44%	367.58%	396.18%
ACL to total loans	1.15%	1.15%	1.14%	1.13%	1.27%
General ACL to total loans (F)	1.12%	1.10%	1.09%	1.09%	1.19%

(A) Amounts reflect troubled debt restructurings (“TDRs”) that are paying according to restructured terms.

(B) Excludes TDRs included in nonaccrual loans in the following amounts: $13.4 million at December 31, 2022; $12.9 million at September 30, 2022; $13.5 million at June 30, 2022; $13.6 million at March 31, 2022; and $1.1 million at December 31, 2021.

(C) Includes $4.5 million outstanding to U.S. governmental entities at December 31, 2022.

(D) Commencing on January 1, 2022, the allowance calculation is based on the CECL methodology. Prior to January 1, 2022, the calculation was based on the incurred loss methodology. Provision to roll forward the ACL excludes a credit of $173,000 at December 31, 2022, a credit of $66,000 at September 30, 2022, a provision of $803,000 at June 30, 2022 and a credit of $114,000 at March 31, 2022 related to off-balance sheet commitments.

(E) Net charge-offs for the quarter ended December 31, 2022 included a charge-off of $1.2 million of a previously established specific reserve on one commercial real estate loan.

(F) Total ACL less specific reserves equals general ACL.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	December 31,	September 30,	December 31,
	2022	2022	2021
Capital Adequacy
Equity to total assets (A)	8.39%	8.47%	8.99%
Tangible equity to tangible assets (B)	7.70%	7.75%	8.25%
Book value per share (C)	$29.92	$28.77	$29.70
Tangible book value per share (D)	$27.26	$26.10	$27.05

Tangible equity to tangible assets excluding other comprehensive loss*	8.77%	8.88%	8.44%
Tangible book value per share excluding other comprehensive loss*	$31.43	$30.29	$27.72

*Excludes other comprehensive loss of $74.2 million for the quarter ended December 31, 2022, $75.0 million for the quarter ended September 30, 2022, and $12.4 million for the quarter ended December 31, 2021. See Non-GAAP financial measures reconciliation included in these tables.

	As of
	December 31,		September 30,		December 31,
	2022		2022		2021
Regulatory Capital – Holding Company
Tier I leverage	$557,627	8.90%	$540,464	8.70%	$508,231	8.29%
Tier I capital to risk-weighted assets	557,627	11.02	540,464	10.86	508,231	10.62
Common equity tier I capital ratio to risk-weighted assets	557,609	11.02	540,440	10.86	508,207	10.62
Tier I & II capital to risk-weighted assets	745,197	14.73	733,988	14.74	700,790	14.64

Regulatory Capital – Bank
Tier I leverage (E)	$680,138	10.85%	$670,717	10.79%	$612,762	9.99%
Tier I capital to risk-weighted assets (F)	680,137	13.45	670,717	13.48	612,762	12.80
Common equity tier I capital ratio to risk-weighted assets (G)	680,119	13.45	670,693	13.48	612,738	12.80
Tier I & II capital to risk-weighted assets (H)	741,719	14.67	731,325	14.69	672,614	14.05

(A) Equity to total assets is calculated as total shareholders’ equity as a percentage of total assets at quarter end.

(B) Tangible equity and tangible assets are calculated by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. Tangible equity as a percentage of tangible assets at quarter end is calculated by dividing tangible equity by tangible assets at quarter end. See Non-GAAP financial measures reconciliation included in these tables.

(C) Book value per common share is calculated by dividing shareholders’ equity by quarter end common shares outstanding.

(D) Tangible book value per share excludes intangible assets. Tangible book value per share is calculated by dividing tangible equity by quarter end common shares outstanding. See Non-GAAP financial measures reconciliation tables.

(E) Regulatory well capitalized standard (including capital conservation buffer) = 4.00% ($251 million)

(F) Regulatory well capitalized standard (including capital conservation buffer) = 8.50% ($430 million)

(G) Regulatory well capitalized standard (including capital conservation buffer) = 7.00% ($354 million)

(H) Regulatory well capitalized standard (including capital conservation buffer) = 10.50% ($531 million)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

LOANS CLOSED

(Dollars in Thousands)

(Unaudited)

	For the Quarters Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2022	2022	2022	2022	2021
Residential loans retained	$28,051	$17,885	$35,172	$41,547	$22,953
Residential loans sold	1,840	4,898	9,886	15,669	20,694
Total residential loans	29,891	22,783	45,058	57,216	43,647
Commercial real estate	6,747	7,320	13,960	25,575	16,134
Multifamily	37,500	4,000	74,564	265,650	162,740
Commercial (C&I) loans/leases (A) (B)	238,568	251,249	332,801	143,029	341,886
SBA	17,431	5,682	10,534	26,093	27,630
Wealth lines of credit (A)	7,700	4,450	12,575	9,400	7,500
Total commercial loans	307,946	272,701	444,434	469,747	555,890
Installment loans	1,845	1,253	100	131	94
Home equity lines of credit (A)	3,815	5,614	3,897	1,341	5,359
Total loans closed	$343,497	$302,351	$493,489	$528,435	$604,990

	For the Twelve Months Ended
	Dec 31,	Dec 31,
	2022	2021
Residential loans retained	$122,655	$112,695
Residential loans sold	32,293	116,040
Total residential loans	154,948	228,735
Commercial real estate	53,602	81,684
Multifamily	381,714	624,285
Commercial (C&I) loans (A) (B)	965,647	755,433
SBA (C)	59,740	113,906
Wealth lines of credit (A)	34,125	23,195
Total commercial loans	1,494,828	1,598,503
Installment loans	3,329	360
Home equity lines of credit (A)	14,667	13,933
Total loans closed	$1,667,772	$1,841,531

(A) Includes loans and lines of credit that closed in the period but not necessarily funded.

(B) Includes equipment finance.

(C) Includes PPP loans of $56 million for the twelve months ended December 31, 2021.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	December 31, 2022			December 31, 2021
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$761,164	$3,859	2.03%	$885,390	$3,104	1.40%
Tax-exempt (A) (B)	1,999	20	4.00	5,443	54	3.97

Loans (B) (C):
Mortgages	516,721	4,017	3.11	510,562	3,799	2.98
Commercial mortgages	2,497,847	25,007	4.00	2,209,160	17,708	3.21
Commercial	2,136,355	29,314	5.49	1,826,640	16,660	3.65
Commercial construction	4,213	68	6.46	20,426	176	3.45
Installment	36,648	496	5.41	33,400	253	3.03
Home equity	36,067	550	6.10	41,955	346	3.30
Other	292	8	10.96	270	6	8.89
Total loans	5,228,143	59,460	4.55	4,642,413	38,948	3.36
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	161,573	1,258	3.11	513,650	178	0.14
Total interest-earning assets	6,152,879	64,597	4.20%	6,046,896	42,284	2.80%
Noninterest-earning assets:
Cash and due from banks	6,723			11,517
Allowance for credit losses	(60,070)			(65,542)
Premises and equipment	23,682			23,117
Other assets	83,641			182,154
Total noninterest-earning assets	53,976			151,246
Total assets	$6,206,855			$6,198,142

LIABILITIES:
Interest-bearing deposits:
Checking	$2,222,130	$9,165	1.65%	$2,321,970	$1,327	0.23%
Money markets	1,246,179	3,438	1.10	1,290,334	678	0.21
Savings	161,569	12	0.03	152,570	20	0.05
Certificates of deposit – retail	360,589	922	1.02	453,127	725	0.64
Subtotal interest-bearing deposits	3,990,467	13,537	1.36	4,218,001	2,750	0.26
Interest-bearing demand – brokered	81,739	497	2.43	85,000	387	1.82
Certificates of deposit – brokered	25,979	210	3.23	33,810	267	3.16
Total interest-bearing deposits	4,098,185	14,244	1.39	4,336,811	3,404	0.31
Borrowings	43,710	497	4.55	25,890	25	0.39
Capital lease obligation	4,803	58	4.83	5,913	71	4.80
Subordinated debt	132,947	1,363	4.10	132,659	1,363	4.11
Total interest-bearing liabilities	4,279,645	16,162	1.51%	4,501,273	4,863	0.43%
Noninterest-bearing liabilities:
Demand deposits	1,303,432			1,042,477
Accrued expenses and other liabilities	100,372			111,357
Total noninterest-bearing liabilities	1,403,804			1,153,834
Shareholders’ equity	523,406			543,035
Total liabilities and shareholders’ equity	$6,206,855			$6,198,142
Net interest income		$48,435			$37,421
Net interest spread			2.69%			2.37%
Net interest margin (D)			3.12%			2.46%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Three Months Ended
	December 31, 2022			September 30, 2022
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$761,164	$3,859	2.03%	$754,180	$2,853	1.51%
Tax-exempt (A) (B)	1,999	20	4.00	3,226	30	3.72

Loans (B) (C):
Mortgages	516,721	4,017	3.11	513,864	3,861	3.01
Commercial mortgages	2,497,847	25,007	4.00	2,510,616	23,121	3.68
Commercial	2,136,355	29,314	5.49	2,016,590	23,362	4.63
Commercial construction	4,213	68	6.46	12,073	143	4.74
Installment	36,648	496	5.41	38,338	399	4.16
Home equity	36,067	550	6.10	36,706	451	4.91
Other	292	8	10.96	263	7	10.65
Total loans	5,228,143	59,460	4.55	5,128,450	51,344	4.00
Federal funds sold	—	—	—	—	—	—
Interest-earning deposits	161,573	1,258	3.11	232,158	1,162	2.00
Total interest-earning assets	6,152,879	64,597	4.20%	6,118,014	55,389	3.62%
Noninterest-earning assets:
Cash and due from banks	6,723			8,296
Allowance for credit losses	(60,070)			(59,464)
Premises and equipment	23,682			23,580
Other assets	83,641			97,583
Total noninterest-earning assets	53,976			69,995
Total assets	$6,206,855			$6,188,009

LIABILITIES:
Interest-bearing deposits:
Checking	$2,222,130	$9,165	1.65%	$2,408,206	$5,127	0.85%
Money markets	1,246,179	3,438	1.10	1,237,975	1,557	0.50
Savings	161,569	12	0.03	168,281	5	0.01
Certificates of deposit – retail	360,589	922	1.02	391,340	791	0.81
Subtotal interest-bearing deposits	3,990,467	13,537	1.36	4,205,802	7,480	0.71
Interest-bearing demand – brokered	81,739	497	2.43	85,000	345	1.62
Certificates of deposit – brokered	25,979	210	3.23	25,968	210	3.23
Total interest-bearing deposits	4,098,185	14,244	1.39	4,316,770	8,035	0.74
Borrowings	43,710	497	4.55	3,810	29	3.04
Capital lease obligation	4,803	58	4.83	5,106	61	4.78
Subordinated debt	132,947	1,363	4.10	132,874	1,363	4.10
Total interest-bearing liabilities	4,279,645	16,162	1.51%	4,458,560	9,488	0.85%
Noninterest-bearing liabilities:
Demand deposits	1,303,432			1,116,843
Accrued expenses and other liabilities	100,372			83,446
Total noninterest-bearing liabilities	1,403,804			1,200,289
Shareholders’ equity	523,406			529,160
Total liabilities and shareholders’ equity	$6,206,855			$6,188,009
Net interest income		$48,435			$45,901
Net interest spread			2.69%			2.77%
Net interest margin (D)			3.12%			2.98%
(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

(Tax-Equivalent Basis, Dollars in Thousands)

(Unaudited)

	For the Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-earning assets:
Investments:
Taxable (A)	$803,982	$13,854	1.72%	$838,174	$11,577	1.38%
Tax-exempt (A) (B)	3,521	137	3.89	6,579	296	4.50

Loans (B) (C):
Mortgages	513,189	15,165	2.96	503,616	15,359	3.05
Commercial mortgages	2,478,891	87,488	3.53	2,032,318	63,298	3.11
Commercial	2,046,735	90,225	4.41	1,881,683	66,652	3.54
Commercial construction	12,600	533	4.23	20,420	692	3.39
Installment	36,685	1,447	3.94	34,390	1,030	3.00
Home equity	37,755	1,656	4.39	44,735	1,479	3.31
Other	274	26	9.49	247	21	8.50
Total loans	5,126,129	196,540	3.83	4,517,409	148,531	3.29
Federal funds sold	—	—	—	48	—	0.13
Interest-earning deposits	171,491	2,763	1.61	477,477	545	0.11
Total interest-earning assets	6,105,123	213,294	3.49%	5,839,687	160,949	2.76%
Noninterest-earning assets:
Cash and due from banks	8,046			10,396
Allowance for credit losses	(60,037)			(67,075)
Premises and equipment	23,312			23,094
Other assets	111,893			197,893
Total noninterest-earning assets	83,214			164,308
Total assets	$6,188,337			$6,003,995

LIABILITIES:
Interest-bearing deposits:
Checking	$2,363,412	$17,861	0.76%	$2,078,658	$4,426	0.21%
Money markets	1,253,032	6,113	0.49	1,260,865	2,882	0.23
Savings	162,396	26	0.02	146,210	75	0.05
Certificates of deposit – retail	397,128	2,971	0.75	483,889	4,058	0.84
Subtotal interest-bearing deposits	4,175,968	26,971	0.65	3,969,622	11,441	0.29
Interest-bearing demand – brokered	84,178	1,579	1.88	96,301	1,721	1.79
Certificates of deposit – brokered	29,778	942	3.16	33,790	1,058	3.13
Total interest-bearing deposits	4,289,924	29,492	0.69	4,099,713	14,220	0.35
Borrowings	26,631	600	2.25	110,077	473	0.43
Capital lease obligation	5,241	250	4.77	6,260	300	4.79
Subordinated debt	132,839	5,453	4.10	156,888	7,013	4.47
Total interest-bearing liabilities	4,454,635	35,795	0.80%	4,372,938	22,006	0.50%
Noninterest-bearing liabilities:
Demand deposits	1,107,943			959,912
Accrued expenses and other liabilities	96,331			134,948
Total noninterest-bearing liabilities	1,204,274			1,094,860
Shareholders’ equity	529,428			536,197
Total liabilities and shareholders’ equity	$6,188,337			$6,003,995
Net interest income		$177,499			$138,943
Net interest spread			2.69%			2.26%
Net interest margin (D)			2.91%			2.38%

(A) Average balances for available for sale securities are based on amortized cost.

(B) Interest income is presented on a tax-equivalent basis using a 21% federal tax rate.

(C) Loans are stated net of unearned income and include nonaccrual loans.

(D) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding at period end. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue. We calculate the efficiency ratio by dividing total noninterest expenses, excluding other real estate owned provision, as determined under GAAP, by net interest income and total noninterest income as determined under GAAP, but excluding net gains/(losses) on loans held for sale at lower of cost or fair value and excluding net gains on securities from this calculation, which we refer to below as recurring revenue. We believe that this provides a reasonable measure of core expenses relative to core revenue.

We believe these non-GAAP financial measures provide information that is important to investors and useful in understanding our financial position, results and ratios because our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

(Dollars in thousands, except share data)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
Tangible Book Value Per Share	2022	2022	2022	2022	2021
Shareholders’ equity	$532,980	$515,514	$520,324	$523,426	$546,388
Less: Intangible assets, net	47,333	47,698	48,082	48,471	48,902
Tangible equity	$485,647	$467,816	$472,242	$474,955	$497,486
Less: other comprehensive loss	(74,211)	(74,983)	(58,727)	(40,938)	(12,374)
Tangible equity excluding other comprehensive loss	$559,858	$542,799	$530,969	$515,893	$509,860

Period end shares outstanding	17,813,451	17,920,571	18,190,009	18,370,312	18,393,888
Tangible book value per share	$27.26	$26.10	$25.96	$25.85	$27.05
Tangible book value per share excluding other comprehensive loss	$31.43	$30.29	$29.19	$28.08	$27.72
Book value per share	29.92	28.77	28.60	28.49	29.70

Tangible Equity to Tangible Assets
Total assets	$6,353,593	$6,087,261	$6,151,167	$6,255,664	$6,077,993
Less: Intangible assets, net	47,333	47,698	48,082	48,471	48,902
Tangible assets	$6,306,260	$6,039,563	$6,103,085	$6,207,193	$6,029,091
Less: other comprehensive loss	(74,211)	(74,983)	(58,727)	(40,938)	(12,374)
Tangible assets excluding other comprehensive loss	$6,380,471	$6,114,546	$6,161,812	$6,248,131	$6,041,465

Tangible equity to tangible assets	7.70%	7.75%	7.74%	7.65%	8.25%
Tangible equity to tangible assets excluding other comprehensive loss	8.77%	8.88%	8.62%	8.26%	8.44%
Equity to assets	8.39%	8.47%	8.46%	8.37%	8.99%

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
Return on Average Tangible Equity	2022	2022	2022	2022	2021
Net income	$20,579	$20,126	$20,100	$13,441	$14,855

Average shareholders’ equity	$523,406	$529,160	$521,197	$544,179	$543,035
Less: Average intangible assets, net	47,531	47,922	48,291	48,717	49,151
Average tangible equity	$475,875	$481,238	$472,906	$495,462	$493,884

Return on average tangible common equity	17.30%	16.73%	17.00%	10.85%	12.03%

	For the Twelve Months Ended
	Dec 31,	Dec 31,
Return on Average Tangible Equity	2022	2021
Net income	$74,246	$56,622

Average shareholders’ equity	$529,428	$536,197
Less: Average intangible assets, net	48,111	46,275
Average tangible equity	481,317	489,922

Return on average tangible common equity	15.43%	11.56%

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
Efficiency Ratio	2022	2022	2022	2022	2021
Net interest income	$48,040	$45,525	$42,893	$39,622	$37,212
Total other income	16,812	16,383	18,508	14,714	18,964
Add:
Fair value adjustment for CRA equity security	(28)	571	475	682	139
Less:
Loss/(gain) on loans held for sale
at lower of cost or fair value	—	—	—	—	265
Loss on securities sale, net	—	—	—	6,609	—
Gain on sale of property	(275)	—	—	—	—
Income from life insurance proceeds	(25)	—	—	—	—
Total recurring revenue	64,524	62,479	61,876	61,627	56,580

Operating expenses	33,412	33,560	32,659	34,169	31,704
Less:
Swap valuation allowance	—	—	—	673	893
Severance expense	—	—	—	1,476	—
Total operating expense	33,412	33,560	32,659	32,020	30,811

Efficiency ratio	51.78%	53.71%	52.78%	51.96%	54.46%

	For the Twelve Months Ended
	Dec 31,	Dec 31,
Efficiency Ratio	2022	2021
Net interest income	$176,080	$138,061
Total other income	66,417	72,243
Add:
Fair value adjustment for CRA equity security	1,700	432
Less:
Loss on swap termination	—	842
Income from life insurance proceeds	—	(455)
Loss/(gain) on loans held for sale
at lower of cost or fair value	—	(1,142)
Loss on securities sale, net	6,609	—
Gain on sale of property	(275)	—
Income from life insurance proceeds	(25)	—
Total recurring revenue	250,506	209,981

Operating expenses	133,800	126,167
Less:
Write-off of subordinated debt costs	—	648
Swap valuation allowance	673	2,243
Severance expense	1,476	1,532
Total operating expense	131,651	121,744

Efficiency ratio	52.55%	57.98%